UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2022

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory     Arrangements of Certain Officers.

On March 2, 2022, Neenah, Inc. (the “Company”) announced that Larry N. Brownlee has notified the Company of his plans to retire as Senior Vice President, Controller and Chief Accounting Officer (“CAO”). Mr. Brownlee has served as Controller and CAO of the Company since 2004 and will remain with the Company through August 12, 2022 to ensure a smooth transition of responsibilities.

The Company also announced the appointment of Kimberly A. DeBrock to succeed Mr. Brownlee as Vice President, Controller and CAO, effective immediately. Ms. DeBrock, 54, has held various positions of increasing responsibility since joining the Company in 2012, most recently serving as Assistant Controller. Ms. DeBrock’s previous experience includes serving as Senior Audit Manager with KPMG, Financial Reporting Controller with National Service Industries, and consulting engagements with GE Energy and Georgia Pacific.

In connection with her appointment, Ms. DeBrock will continue to participate in the Company’s long-term equity compensation plan on an ongoing basis pursuant to the terms of the Company’s 2018 Omnibus Stock and Incentive Compensation Plan, all as determined by the Company’s Compensation Committee.

With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and Ms. DeBrock that would be required to be reported.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 2, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: March 2, 2022	/s/ Noah S. Benz
Noah S. Benz Executive Vice President, General Counsel and Secretary